As filed with the U.S. Securities and Exchange Commission on July 30, 2026

Commission File No. 333-297705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

POWERDYNE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3621	20-5572576
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

45 Main Street

North Reading, MA 01864

Telephone: (401) 739-3300

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Incserv. (USA)

3500 S. Dupont Highway

Dover, Delaware 19901

Telephone: (302) 645-7400

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, California 92270

Telephone: (818) 424-6567

Email:wbarnet@wbarnettlaw.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Powerdyne International, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-297705) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed Exhibit 5.1. The remainder of the Registration Statement is unchanged and has been omitted.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form S-1 (File No. 333-172509) filed with the SEC on February 28, 2011.
3.2	Amended By-laws (Incorporated by reference to Exhibit 3.2 of Form S-1 (File No. 333-172509) filed with the SEC on February 28, 2011.
3.3	Certificate of Merger (Incorporated by reference to Exhibit 3.3 of Form S-1 (File No.: 333-172509) filed with the SEC on February 28, 2011)
3.4	Certificate of Amendment to the Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 of Form S-1 (File No.: 333-172509) filed with the SEC on February 28, 2011)
3.5	Certificate of Amendment to the Certificate of Incorporation (Incorporated by reference to Exhibit 3.5 of Form S-1 (File No.: 333-172509) filed with the SEC on February 28, 2011)
4.1	Stock Option Plan (Incorporated by reference to Exhibit B to DEF Schedule 14-C (File No. 000-53259) filed with the SEC on January 22, 2015)
5.1*	Legal Opinion
10.1	Equity Financing Agreement (previously filed as Exhibit 10.1 to the Registrant’s Form 8-K dated June 30, 2025
10.2	Registration Rights Agreement (previously filed as Exhibit 10.2 to the Registrant’s Form 8-K dated June 30, 2025
10.3**	Placement Agent Agreement with Icon Capital Group
10.4**	Extension Letter between GFS and the Registrant dated July 01, 2026
10.5**	Common Stock Purchase Warrant Dated April 22,2026
23.1**	Consent of Auditors
23.2*	Consent of Law Firm (Included in Exhibit 5.1)
107**	Filing Fee Table
101.INS	Inline XBRL Instance Document
101.SC	Inline XBRL Taxonomy Extension Schema Document
101.CA	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LA	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed Herewith

**Previously Filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Reading, State of MA, on July 30, 2026.

Powerdyne International, Inc.

By:	/s/ Tony Carchide
Name:	Tony Carchide
Title:	President and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Carchide	President and Director	July 30, 2026
Name: Tony Carchide	(Principal Executive Officer) and Interim Chief
Financial Officer(Principal Accounting and Financial Officer)